UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2014

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CHIQUITA BRANDS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

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New Jersey	1-1550	04-1923360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 South Caldwell Street, Charlotte, North Carolina 28202
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (980) 636-5000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 22, 2014, Chiquita Brands International, Inc. (the “Company”) and Chiquita Brands L.L.C. (together with the Company, the “Issuers”), at the request of the Cutrale-Safra Group, delivered a notice to Wells Fargo Bank, National Association, as trustee (the “Trustee”) under the Indenture dated as of February 5, 2013 (the “Indenture”), among the Issuers, the guarantors party thereto and the Trustee, governing the Issuers’ 7.875% Senior Secured Notes due 2021 (the “Notes”), notifying the Trustee of their election to redeem (the “Redemption”), subject to satisfaction of the conditions described below, on January 21, 2015 (as such date may be delayed as described below, the “Redemption Date”) $138,750,000 principal amount of the Notes at a redemption price of 107.875% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the Redemption Date and instructing the Trustee to provide notice of the Redemption to holders of the Notes.

The Redemption is conditioned upon both (1) the closing of the merger of Cavendish Acquisition Corporation, a New Jersey corporation, with and into the Company (the “Merger”), pursuant to the Agreement and Plan of Merger, dated October 26, 2014, among the Company, Cavendish Global Limited, a private limited company incorporated under the laws of England and Wales, its direct, wholly owned subsidiary, and, solely with respect to certain provisions, Burlingtown UK LTD, a company incorporated in England and Wales and Erichton Investments Ltd., a company incorporated in the British Virgin Islands, and (2) the receipt by the Company of net cash proceeds in an amount equal to at least $149,700,000 from the sale of the Company’s equity interests (such receipt of net cash proceeds, together with the Merger, the “Redemption Conditions”). The Issuers may, in their discretion, delay the Redemption Date until such time as the Redemption Conditions have been satisfied or rescind the notice if the Redemption Conditions are not satisfied by the Redemption Date, or by the Redemption Date as so delayed.

As a conditional redemption, the Redemption will not occur if the Redemption Conditions are not satisfied within the applicable timeframes. The Company currently anticipates providing information regarding possible additional conditional redemptions under Section 3.07 (d) of the Indenture as and when permitted under the Indenture and if and when applicable notices of redemption are delivered to the Trustee.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Company common stock is being made pursuant to the tender offer statement on Schedule TO, including the offer to purchase and other related materials, referenced below.

Important Additional Information Has Been Filed and Will Be Filed With The SEC

On November 4, 2014 an affiliate of the Cutrale and Safra Groups (“Cutrale-Safra”) filed a Tender Offer Statement on Schedule TO, containing an offer to purchase, a form of letter of transmittal and other related tender offer documents, with the U.S. Securities and Exchange Commission (the “SEC”), and the Company filed a Solicitation/ Recommendation Statement on Schedule 14D-9 with respect to the tender offer. The Tender Offer Statement filed by an affiliate of Cutrale-Safra and the Solicitation/ Recommendation Statement filed by the Company have been mailed to shareholders of the Company. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, THE FORM OF LETTER OF TRANSMITTAL AND OTHER TENDER OFFER RELATED DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AND ANY AMENDMENTS THERETO, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders are able to obtain free copies of the Tender Offer Statement, the Solicitation/Recommendation Statement and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders are able to obtain free copies of the Tender Offer Statement, the Solicitation/Recommendation Statement and other documents filed with the SEC by the Company by contacting Chiquita Investor Relations at: Chiquita Brands International, Inc., c/o Corporate Secretary, 550 South Caldwell Street, Charlotte, North Carolina 28202 or from the Information Agent named in the tender offer materials.

Forward-Looking Statements

This communication contains certain “forward-looking statements” with respect to certain plans and objectives of the Company and Cutrale-Safra with respect to the proposed acquisition of the Company by Cutrale-Safra, the tender offer and the related Merger, including the timing of the completion of the tender offer and the Merger, under the Merger Agreement. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are several factors which could cause actual plans to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the risk that the acquisition of the Company and the tender offer and the Merger may not be consummated in a timely manner as a result of pending regulatory approvals. Neither the Company nor Cutrale-Safra assumes any obligation to update the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2014

CHIQUITA Brands International, Inc.

By:  /s/ James E. Thompson

James E. Thompson

Executive Vice President, General Counsel

and Secretary